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                                November 25, 2002


Liquidmetal Technologies
Curt Creely, Corporate Counsel
100 North Tampa Street., Suite 3150
Tampa, Florida 33602

            Re:    Registration Statement on Form S-8 Relating to:
                   Liquidmetal Technologies 1996 Stock Option Plan Liquidmetal Technologies 2002 Non-Employee Director Stock
                        Option Plan
                   Liquidmetal Technologies 2002 Equity Incentive Plan

Ladies and Gentlemen::

                We have acted as counsel for Liquidmetal Technologies, a California corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 16,077,995 shares of the Company's Common Stock, no par value per share (the "Common Stock"), which may be issued pursuant to the Liquidmetal Technologies 1996 Stock Option Plan; the Liquidmetal Technologies 2002 Non-Employee Director Stock Option Plan; and the Liquidmetal Technologies 2002 Equity Incentive Plan (collectively, the "Plans"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and
Item 601(b)(3) of Regulation S-K. The 16,077,995 shares of Common Stock issuable pursuant to the Plans are referred to herein as the "Shares."

                We have examined and are familiar with the Articles of Incorporation of the Company, as amended, filed with the Secretary of State of the State of California, Bylaws of the Company, as amended, proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plans, and such other records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this option letter.

                Based on the foregoing, it is our opinion that the Shares, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.


FOLEY & LARDNER                         WRITER'S DIRECT LINE
100 North Tampa Street, Suite 2700      813.225.4126
Tampa, Florida  33602-5810
P.O. Box 3391
Tampa, Florida 33601-3391               EMAIL ADDRESS  mtraber@foleylaw.com

TEL: 813.229.2300
FAX: 813.221.4210                       CLIENT/MATTER NUMBER
www.foleylardner.com                    078489-0101

Liquidmetal Technologies
November 25, 2002
Page 2

                We are licensed to practice law in the State of Florida and California and express no opinion as to any laws other than those of such states and the federal laws of the United States of America.

                This opinion Letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as
Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder

                                                 Foley & Lardner



                                                 /s/ Foley & Lardner
                                                 -------------------------